Putnam Money Market Fund, March 31, 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2005, Putnam Management has
assumed $28,970 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	28,049
		Class B	2,487
		Class C	143

72DD2		Class M	358
		Class R	4
		Class T	1,238

73A1		Class A	0.0087
		Class B	0.0062
		Class C	0.0062

73A2		Class M	0.0080
		Class R	0.0062
		Class T	0.0075

74U1		Class A	3,149,980
		Class B	373,322
		Class C	36,621

74U2		Class M	44,810
		Class R	948
		Class T	183,025

74V1		Class A	1.0000
		Class B	1.0000
		Class C	1.0000

74V2		Class M	1.0000
		Class R	1.0000
		Class T	1.0000